UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549



                                    FORM 8-K


                CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

       Date of Report (Date of earliest event reported): JANUARY 27, 2005

                                  SCHAWK, INC.
             (Exact Name of Registrant as Specified in its Charter)

                          ____________________________

         DELAWARE                        1-09335                 36-2545354
(State or other jurisdiction     (Commission file number)     (I.R.S. employer
     of incorporation)                                       identification no.)

      1695 RIVER ROAD
       DES PLAINES, IL
   (Address of principal                                            60018
      executive offices)                                          (Zip Code)

       Registrant's telephone number, including area code: (847) 827-9494

                                 NOT APPLICABLE
          (Former name or former address, if changed since last report)

         Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2 below):

         [  ]     Written communications pursuant to Rule 425 under the
                  Securities Act (17 CFR 230.425)

         [  ]     Soliciting material pursuant to Rule 14a-12 under the Exchange
                  Act (17 CFR 240.14a-12)

         [  ]     Pre-commencement communications pursuant to Rule 14d-2(b)
                  under the Exchange Act (17 CFR 240.14d-2(b))

         [  ]     Pre-commencement communications pursuant to Rule 13e-4(c)
                  under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01.  ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.
            ------------------------------------------

         On January 31, 2005, in connection with the closing of the previously announced pending acquisition of all of the outstanding stock of KAGT Holdings, Inc. ("KAGT Holdings"), parent of Seven Worldwide, Inc. (the "Seven Worldwide Acquisition") described in Item 2.01 of this current report, Schawk, Inc. (the "Company") entered into an amended and restated registration rights agreement with certain principal stockholders of the Company ("Schawk Principal Holders"), a copy of which is attached hereto as Exhibit 10.1 and incorporated by reference herein. The agreement grants demand registration rights for the shares held by the Schawk Principal Holders and sets forth certain terms concerning priority among shares registered by Schawk Principal Holders pursuant to demand registrations and shares registered pursuant to incidental registration rights held by certain stockholders of KAGT Holdings under a registration rights agreement described below.

         In connection with the Seven Worldwide Acquisition, the Company entered into a registration rights agreement with certain stockholders of KAGT Holdings ("KAGT Holders"), a copy of which is attached hereto as Exhibit 10.2 and incorporated by reference herein. The registration rights agreement grants demand registration rights and incidental registration rights for the shares of the Company issued to the KAGT Holders at the closing of the Seven Worldwide Acquisition.

         Also in connection with the Seven Worldwide Acquisition, the Company entered into a governance rights agreement with the KAGT Holders and certain principal stockholders of the Company pursuant to which, among other things, the Company agreed to take the necessary actions to appoint the KAGT Holders' designee, Christopher Lacovara, to the Company's board of directors. The KAGT Holders will retain the right to designate one director to the Company's board of directors for so long as they own more than 10% of the outstanding common stock of the Company. A copy of the governance rights agreement is attached hereto as Exhibit 10.3 and is incorporated by reference herein.

         In connection with the Company's financing of the Seven Worldwide Acquisition described in Item 2.01 below, the Company entered into a credit agreement, dated January 28, 2005, with certain subsidiaries of the Company from time to time party thereto, certain financial institutions from time to time party thereto as lenders and JPMorgan Chase Bank, N.A., as agent (the "Credit Agreement"), a copy of which is attached hereto as Exhibit 10.4 and incorporated by reference herein. The Credit Agreement provides for a five-year revolving credit facility of $100 million. The obligations under the Credit Agreement are general unsecured obligations of the Company. The description of the material terms of the Credit Agreement included in Item 2.03 of this current report is incorporated by reference into this item.

         Also on January 28, 2005, the Company entered into a Note Purchase and Private Shelf Agreement with Prudential Investment Management, Inc. and certain initial purchasers named therein, a copy of which is attached hereto as Exhibit
10.5 and incorporated by reference herein, pursuant to which the Company sold in a private placement $50 million aggregate principal amount of its Series C, Series D and Series E Senior Notes. The description of the material terms of the Note Purchase and Private Shelf Agreement and the notes issued thereunder included in Item 2.03 of this current report is incorporated by reference into this item. As part of the financing, the Company entered into an amendment, dated as of January 28, 2005, to the Note Purchase Agreement, dated as of December 23, 2003 (the "2003 Note Purchase Agreement"), with the institutional purchasers party thereto (the "Note Purchase Amendment") under which the Company previously issued and sold $25 million aggregate principal amount of its 4.90% Series 2003-A Senior Notes, Tranche A, due 2013 and its 4.98% Series 2003-A Senior Notes, Tranche B, due 2014 (collectively, the "2003 Notes"). The Note Purchase Amendment amends Company covenants contained in the 2003 Note Purchase Agreement concerning subsidiary guarantees, debt limitations and restrictions on sales of assets in order to conform such covenants to similar covenants


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

contained in the Credit Agreement and the Note Purchase and Private Shelf Agreement. A copy of the Note Purchase Amendment is attached as Exhibit 10.6 hereto and is incorporated by reference herein.

         The description of the agreements described in this Item 1.01 does not purport to be complete and is qualified in its entirety by reference to such agreements, which are being filed with this current report as exhibits.

ITEM 2.01.  COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS.
            --------------------------------------------------

         On January 31, 2005, the Company completed its previously announced pending acquisition of all of the outstanding stock of KAGT Holdings, parent of Seven Worldwide. Pursuant to the Stock Purchase Agreement with Seven Worldwide, KAGT Holdings and the KAGT Holders (the "Stock Purchase Agreement"), a copy of which was filed previously with the Company's Form 8-K on December 20, 2004 and is incorporated by reference herein, the Company purchased all of the outstanding stock of KAGT Holdings for total consideration of $191 million, consisting of $122.4 million in cash and 4 million shares of the Company's Class A common stock, par value $0.008 per share, with an aggregate value of $68.6 million. As previously disclosed, the shares of Company common stock issued to the KAGT Holders at closing will not be registered under the Securities Act of 1933, but are entitled to registration rights pursuant to the terms of a registration rights agreement described in Item 1.01 above (the discussion of which is incorporated herein by reference). Upon closing of the transaction, the KAGT Holders were entitled to designate one member of the Company's board of directors.

ITEM 2.03.   CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER
             ----------------------------------------------------------------
             AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT.
             ------------------------------------------------

         As noted in Item 2.01 above, the Company entered into a Credit Agreement, dated January 28, 2005 (the "Credit Agreement"), with certain subsidiaries of the Company from time to time party thereto, certain financial institutions from time to time party thereto as lenders and JPMorgan Chase Bank, N.A., as agent, a copy of which is attached hereto as Exhibit 10.4 and incorporated herein. The Credit Agreement provides for a five-year revolving credit facility in the principal amount of $100 million with an accordion feature that allows the facility to increase to $125 million. On January 31, 2005, the Company made an initial borrowing under the Credit Agreement of $100 million at a borrowing rate of LIBOR plus a margin based on the Company's cash flow leverage ratio, in addition to applicable commitment fees. Unless terminated earlier, the revolving credit facility will mature on January 28, 2010 and is payable in full upon its maturity on the termination date.

         The revolving credit facility provides for a $10 million swing-line loan subfacility and a $10 million subfacility for letters of credit. Letter of credit fees are payable in respect of outstanding letters of credit at a rate per annum equal to the applicable margin for LIBOR rate loans. A fronting fee, payable quarterly, of 0.0625% per annum on the average undrawn amount is payable to the issuer of each letter of credit. The Company has not drawn any amounts under the letter of credit subfacility.

         The Credit Agreement contains covenants, including, among other things, covenants that restrict the Company's and in certain cases its subsidiaries' ability to incur additional indebtedness; dispose of assets; create or permit liens on assets; make loans, advances or other investments; incur guarantee obligations; pay dividends or other distributions; engage in mergers, consolidations or acquisitions, other than as permitted by the Credit Agreement; engage in certain transactions with affiliates; engage in sale/leaseback transactions; and engage in certain hedging arrangements. The credit facility also requires compliance with specified financial ratios and tests, including a minimum fixed charge coverage ratio, a maximum cash flow ratio, a minimum consolidated net worth requirement and maximum capital expenditures requirement.

         If an event of default under the credit facility shall occur and be continuing, the commitments under the credit facility may be terminated and the principal amount outstanding under the credit facility, together with all accrued unpaid interest and other amounts owing under the Credit Agreement and related loan documents, may be declared immediately due and payable (except an event of default involving the bankruptcy of the Company or a subsidiary, in which case the amounts owing under the Credit Agreement and related loan documents shall be immediately due and payable).

         As described in Item 1.01 above, on January 28, 2005, the Company entered into a Note Purchase and Private Shelf Agreement (the "Note Purchase Agreement") with Prudential Investment Management, Inc. and certain initial purchasers named therein, a copy of which is attached hereto as Exhibit 10.5 and incorporated herein by reference, pursuant to which the Company sold in a private placement $10 million aggregate principal amount of its 4.81% Series C Senior Notes due 2010 (the "2010 Notes"), $20 million aggregate principal amount of its 4.99% Series D Senior Notes due 2011 (the "2011 Notes") and $20 million aggregate principal amount of its 5.17% Series E Senior Notes due 2012 (the "2012 Notes, and together with the 2010 Notes and the 2011 Notes, collectively, the "Notes"). In addition, the Note Purchase Agreement provides for a $25 million private shelf facility for a period of up to three years (the "Shelf Facility").

         The 2010 Notes will mature on January 28, 2010, the 2011 Notes will mature on January 28, 2011, and the 2012 Note will mature on January 28, 2012. The applicable annual interest on the Notes will be payable quarterly, commencing on April 28, 2005. Interest will accrue on the Notes from the date of original issuance. Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months. The Notes rank pari passu in right of payment with all other senior unsecured debt of the Company. The payment of outstanding amounts due under the Notes and the performance by the Company of its obligations under the Note Purchase Agreement have been unconditionally guaranteed by certain subsidiaries of the Company.

         For so long as any of the Notes remain outstanding, the Company and certain Company subsidiaries are restricted in their ability to, among other things, create liens, sell assets, merge or consolidate with other entities, transact with affiliates, pay dividends or make other distributions, or redeem or repurchase capital stock. The Note Purchase Agreement also requires compliance with minimum consolidated net worth and maximum debt requirements.

         If an event of default with respect to the Notes shall occur and be continuing, the holders of more than 50% in aggregate principal amount of the Notes then outstanding may declare the outstanding Notes to be immediately due and payable, and the Shelf Facility may be terminated. Certain events of default involving the bankruptcy of the Company or certain subsidiaries shall cause the amounts owing under outstanding Notes to be immediately due and payable, and the Shelf Facility will terminate automatically.

         The Company used the net proceeds of the sale of the Notes and the borrowings under the revolving credit facility to finance the acquisition of Seven Worldwide and to refinance existing indebtedness, and will use remaining proceeds for additional working capital needs and other general corporate purposes.

         The descriptions of the Credit Agreement and the Note Purchase Agreement set forth in this Item 2.03 do not purport to be complete and are qualified in their entirety by reference to such agreements, which are being filed herewith as exhibits.


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

ITEM 3.01. NOTICE OF DELISTING OR FAILURE TO SATISFY A CONTINUED LISTING RULE
           ------------------------------------------------------------------
           OR STANDARD; TRANSFER OF LISTING.
           --------------------------------

         On January 27, 2005, the Company notified the New York Stock Exchange (the "NYSE") that, following the resignation of Leonard Caronia from the audit committee of the Schawk board of directors, Schawk no longer complied with section 303A.07 of the NYSE Listed Company Manual ("NYSE Manual"), which requires that an audit committee be comprised of at least three independent directors. Mr. Caronia resigned after it was determined that he would no longer meet applicable independence standards and thus would be disqualified from serving as a member of the audit committee in accordance with section 303A.06 of the NYSE Manual upon the payment by the Company to Cochran, Caronia & Co. ("CC&C"), of which Mr. Caronia is a principal, of fees for certain advisory services provided by CC&C in connection with the Company's Seven Worldwide Acquisition. Presently, the members of Schawk's board of directors are considering potential candidates who would be eligible under NYSE rules to fill the current vacancy on its audit committee. Mr. Caronia will continue to serve on the board of directors of the Company.

ITEM 5.02.    DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF
              ---------------------------------------------------------
              DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS.
              --------------------------------------------

         On January 31, 2005, Christopher Lacovara was named to the Company's board of directors. See the discussion of the governance rights agreement in
Item 1.01 hereof, which is incorporated herein by reference. Mr. Lacovara is a principal at Kohlberg & Company, a private equity firm, and was the president of KAGT Holdings until the consummation of the Seven Worldwide Acquisition. Mr. Lacovara has not been appointed to any committees of the Company's board of directors.

ITEM 7.01.    REGULATION FD DISCLOSURE.
              ------------------------

         The Company has issued a press release announcing the completion of the Seven Worldwide Acquisition described in Items 1.01 and 2.01 above. The press release is being furnished as Exhibit 99.1 to this current report.

ITEM 9.01.  FINANCIAL STATEMENTS AND EXHIBITS.
            ---------------------------------

         (a)  Financial Statements of Businesses Acquired.

         The financial statements required by Item 9.01(a) of Form 8-K will be filed by amendment within 71 calendar days from the date that this Form 8-K must be filed.

         (b)  Pro Forma Financial Information.

         The pro forma financial information required by Item 9.01(b) of Form 8-K will be filed by amendment within 71 calendar days from the date that this Form 8-K must be filed.

         (c)  Exhibits.

         Exhibit 10.1 Amended and Restated Registration Rights Agreement, dated as of January 31, 2005, among Schawk, Inc. and certain principal stockholders of Schawk, Inc.
         Exhibit 10.2      Registration Rights Agreement, dated as of
                           January 31, 2005, among Schawk, Inc., certain principal stockholders of Schawk, Inc. and certain stockholders of KAGT Holdings, Inc.


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

         Exhibit 10.3 Governance Rights Agreement, dated as of January 31, 2005, among Schawk, Inc., certain principal stockholders of Schawk, Inc. and certain stockholders of KAGT Holdings, Inc.
         Exhibit 10.4 Credit Agreement, dated as of January 28, 2005, among Schawk, Inc., certain subsidiaries of Schawk, Inc. from time to time party thereto, certain financial institutions from time to time party thereto as lenders, and JPMorgan Chase Bank, N.A., as agent.
         Exhibit 10.5 Note Purchase and Private Shelf Agreement, dated as of January 28, 2005, among Schawk, Inc., Prudential Investment Management, Inc., The Prudential Insurance Company of America, and RGA Reinsurance Company.
         Exhibit 10.6 First Amendment to Note Purchase Agreement, dated as of January 28, 2005, among Schawk, Inc. and the institutional purchasers party thereto.
         Exhibit 99.1      Press Release dated February 1, 2005.


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

                                   SIGNATURES
                                   ----------

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                       SCHAWK, INC.


Date:  February 2, 2005                By: /s/James J. Patterson
                                           -------------------------------------
                                           James J. Patterson
                                           Senior Vice President and Chief
                                           Financial Officer


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

                                INDEX TO EXHIBITS
                                -----------------

       Exhibit
       -------

         10.1 Amended and Restated Registration Rights Agreement, dated as of January 31, 2005, among Schawk, Inc. and certain principal stockholders of Schawk, Inc.
         10.2 Registration Rights Agreement, dated as of January 31, 2005, among Schawk, Inc., certain principal stockholders of Schawk, Inc. and certain stockholders of KAGT Holdings, Inc.
         10.3 Governance Rights Agreement, dated as of January 31, 2005, among Schawk, Inc., certain principal stockholders of Schawk, Inc. and certain stockholders of KAGT Holdings, Inc.
         10.4 Credit Agreement, dated as of January 28, 2005, among Schawk, Inc., certain subsidiaries of Schawk, Inc. from time to time party thereto, certain financial institutions from time to time party thereto as lenders, and JPMorgan Chase Bank, N.A., as agent.
         10.5 Note Purchase and Private Shelf Agreement, dated as of January 28, 2005, among Schawk, Inc., Prudential Investment Management, Inc., The Prudential Insurance Company of America, and RGA Reinsurance Company.
         10.6 First Amendment to Note Purchase Agreement, dated as of January 28, 2005, among Schawk, Inc. and the institutional purchasers party thereto.
         99.1     Press Release dated February 1, 2005.


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